EXHIBIT 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Principal Executive and Principal Financial and Accounting Officers of 3M COMPANY, a Delaware corporation (the “Company”), hereby constitute and appoint Inge G. Thulin, Nicholas C. Gangestad, Gregg M. Larson, Eric D. Hammes, Ivan K. Fong, and Scott D. Krohn, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company’s fiscal year ended December 31, 2014, on Form 10-K under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 3rd day of February 2015.

/s/ Inge G. Thulin	/s/ Nicholas C. Gangestad
Inge G. Thulin, Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)	Nicholas C. Gangestad, Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Linda G. Alvarado	/s/ Eric D. Hammes
Linda G. Alvarado, Director	Eric D. Hammes, Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Sondra L. Barbour	/s/ Herbert L. Henkel
Sondra L. Barbour, Director	Herbert L. Henkel, Director

/s/ Thomas K. Brown	/s/ Muhtar Kent
Thomas K. Brown, Director	Muhtar Kent, Director

/s/ Vance D. Coffman	/s/ Edward M. Liddy
Vance D. Coffman, Director	Edward M. Liddy, Director

/s/ Michael L. Eskew	/s/ Robert J. Ulrich
Michael L. Eskew, Director	Robert J. Ulrich, Director